Exhibit 23.5

CONSENT OF QUALIFIED PERSON

Integral Consulting Inc. (“Integral”), in connection with Arcadium Lithium plc’s registration statement on Form S-8, including any amendments thereto (the “Registration Statement”), consents to:

•	the incorporation by reference in the Registration Statement and use of the technical report titled “Resource and Reserve Report, Pre-Feasibility Study, Salar del Hombre Muerto, Argentina” (as amended, the “Technical Report Summary”), originally dated February 21, 2023 and amended on November 14, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to the Current Report of Livent Corporation on Form 8-K filed with the SEC on November 15, 2023 (the “Form 8-K”), which Form 8-K is incorporated by reference in the Registration Statement;

•	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 8-K and the Registration Statement; and

•	any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified by us, that is or are included in or incorporated by reference in the Registration Statement.

Integral is responsible for authoring jointly with Sean Kosinski (an employee of Livent Corporation), and this consent pertains to, the entire Technical Report Summary. We certify that we have read the descriptions and references to the Technical Report Summary in the documents incorporated by reference into the Registration Statement and that such descriptions and references fairly and accurately represent information in the Technical Report Summary for which we are responsible.

Date: January 4, 2024

INTEGRAL CONSULTING INC.

By:	/s/ William Cutler
	Name:	William Cutler, Ph.D., P.G.
	Title:	Principal